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                                                                   Exhibit 10.19
                              SEVERANCE AGREEMENT
                             --------------------
                       AND GENERAL RELEASE OF ALL CLAIMS
                       ---------------------------------


          This Severance Agreement and General Release of All Claims ("Agreement") is hereby entered into by and between Douglas H. Morais ("Employee") and Ortel Corporation (the "Company").


     Termination Date.  Employee's employment by the Company will terminate
     ----------------
effective 12/02/1999. However, in consideration for Employee's execution of this Agreement, Employee's employment by the Company will terminate effective 06/08/2000. The Company will issue Employee all wages, accrued PTO, salary continuance, severance and bonuses to which Employee is entitled according to the attached Payment Schedule. Employee acknowledges and agrees that he has received or will receive (according to the Payment Schedule) all monies, bonuses, severance pay, or other compensation he earned or was due during Employee's employment by the Company.

     Entitlement to Benefits. Employee's entitlement to benefits from the
     -----------------------
Company, and eligibility to participate in the Company's benefits plans, cease effective 01/01/2000 except to the extent Employee elects to and is eligible to continue his medical benefits at his sole expense pursuant to COBRA. However, in consideration for Employee's execution of this Agreement, Employee's entitlement to benefits from the Company, and eligibility to participate in the Company's benefits plans, cease effective 07/01/2000 except to the extent Employee elects to and is eligible to continue his medical benefits at his sole expense pursuant to COBRA.

     Severance Pay.  In consideration for Employee's execution of this
     -------------
Agreement, the Company shall pay Employee additional severance pay in a lump sum or in installment payments equivalent to two weeks base salary per year of service (or 2.9 years), less applicable withholding, which Employee acknowledges is above and beyond any accrued compensation and benefits to which Employee is entitled, pursuant to Company policy or otherwise. The Company shall issue a check to Employee, according to the attached Payment Schedule, in the appropriate amount following the expiration of the revocation period set forth in paragraph 6.

     General Release.  In consideration for the Company's payment of the
     ---------------
six-month salary continuance (detailed in the 09/10/1999 letter) and the severance pay (set forth in paragraph 3), the adequacy of which is hereby acknowledged, Employee, on behalf of himself and his heirs, executors, administrators, successors, agents, and assigns, hereby fully and without limitation releases and forever discharges the Company, and its respective shareholders, parents, owners, subsidiaries, divisions, officers, directors, agents, employees, consultants, insurers, representatives, lawyers, affiliates, predecessors, successors and assigns, employee welfare benefit plans and pension or deferred compensation plans under Section 401 of the Internal Revenue Code of 1986, as amended, and their trustees, administrators and other fiduciaries, and all persons acting by, through, under or in concert with them, or any of them ("Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent ("Claims"), which Employee may have, or now claim to have against, or in the future claim from the Company by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Employee's recruitment, hire, employment, benefits, remuneration (including salary; bonus; incentive or other compensation; vacation, sick leave or medical insurance benefits; and/or benefits from any employee stock ownership, stock option, profit-sharing and/or any deferred compensation plan under Section 401 of the Internal Revenue Code of 1986, as amended), relocation, or termination by the Company, or any contract, agreement, or compensation arrangement between Employee and the Company. As part of this Agreement, Employee expressly waives any Claims arising out of Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act, as amended; the Age Discrimination in Employment Act, as amended; the California Fair Employment and Housing Act, as amended; the California Labor Code (including but not limited to Section 970); the Fair Labor Standards Act, as amended; the federal and state wage and hour laws; the Americans With Disabilities Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act; the California Family Rights Act; the Worker Adjustment and Retraining Notification Act; the California common law of fraud, misrepresentation, negligence, defamation, infliction of emotional distress, or

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wrongful termination; and/or any other local, state or federal law, rule, or regulation governing employment, discrimination in employment or the payment of wages and benefits.

     Waiver of Unknown Claims.  Employee is aware of California Civil Code
     ------------------------
Section 1542, which provides as follows:


          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


          With full awareness and understanding of the above provisions, Employee hereby waives any rights he may have under Section 1542, as well as under any other statutes or common law principles of similar effect. Employee intends to, and hereby does, release Releasees from claims which he does not presently know or suspect to exist at this time.

     Older Workers Benefit Protection Act.  In accordance with the Older Workers
     ------------------------------------
Benefit Protection Act of 1990, Employee acknowledges that:

          (a) This Agreement includes a waiver and release of Employee's claims under the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et seq.

          (b) Employee has the right to consult with an attorney before signing this Agreement.

          (c) Employee has twenty-one (21) days from 12/02/1999 to consider this Agreement but he may waive that period by signing it earlier.

          (d) Employee has seven (7) days after signing this Agreement to revoke this Agreement and this Agreement will not be effective until that revocation period has expired. Notice of revocation must be delivered in person to the Company's Human Resources Department.

     Confidentiality of Agreement.  Except as may be required by law, neither
     ----------------------------
Employee, his attorney (if any), nor any person acting by, through, under or in concert with him/her, shall disclose the terms of this Agreement to any individual or entity. In the event any such disclosure is made (excluding disclosures made between Employee, his attorney, his spouse, children, tax advisors or individuals who fall into this exclusive categorization), Employee shall forfeit his right to receive any further payments under this Agreement, shall return to the Company all sums paid hereunder and shall reimburse the Company for all costs, including court costs and attorneys' fees, if any, incurred in establishing that such disclosure was made.

     Proprietary Information.  Employee agrees to continue to be bound by the
     -----------------------
"Employment Agreement" that he signed when employed by the Company. To that end, Employee acknowledges the information, observations, and data obtained by him during the course of or related to his employment with the Company are the sole property of the Company and constitute trade secrets of the Company. Employee agrees to promptly return all files or other Company property without making copies thereof which are in Employee's possession or control. Further the Employee acknowledges that any unauthorized use of the above described confidential information will cause irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief.

     Unfair Competition.
     ------------------

          (a) Employee agrees that names and addresses of the Company's customers and employees constitute trade secrets of the Company and that the unauthorized use of trade secrets obtained during the course of Employee's employment with the Company constitutes unfair competition.

          (b) For a period of one (1) year following the execution of this Agreement, Employee agrees not to directly or indirectly (whether as employee, director, owner, stockholder, consultant, limited or general partner, or otherwise) solicit, entice or make known to any other organization or firm the names of employees of the Company, customers or the Company or former customers of the Company for any purpose, or to engage in any unfair competition with the Company.

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     Cooperation.  Employee agrees to cooperate with the Company in any future
     -----------
litigation brought against the Company.

     Integration.  This Agreement sets forth the sole and entire agreement
     -----------
between Employee and the Company and supersedes any and all prior oral or written agreements or understandings between Employee and the Company concerning the subject matter of this Agreement. This Agreement may not be altered, amended, or modified, except by a further writing signed by Employee and the Company.

     Voluntary.  Employee acknowledges and agrees that he has read this
     ---------
Agreement carefully, understands all of its terms, and agrees to those terms voluntarily.


          Miscellaneous Provisions.
          ------------------------


                    The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

                    This Agreement shall be construed as a whole in accordance with its fair meaning and in accordance with the laws of the State of California. The language in the Agreement shall not be construed for or against any particular party.

                    Both Employee and the Company understand and agree that neither the payment of any sum of money nor the execution of this Agreement shall constitute or be construed as an admission of any liability by either party.

                    If any party to this Agreement brings an action to enforce his or its rights hereunder, the prevailing party shall be entitled to recover his or its costs and expenses, including court costs and attorneys' fees, if any, incurred in connection with such suit.

                    The parties agree that any and all disputes, controversies or claims based on, arising out of, or relating to this Agreement, or breach thereof, shall be submitted to final and binding arbitration. The arbitration shall take place in the County of Los Angeles, and may be compelled and enforced according to the California Arbitration Act (Code of Civil Procedure (S)(S) 1280 et seq.). Unless the parties mutually agree otherwise, the arbitration shall be conducted before the American Arbitration Association, according to its Commercial Arbitration Rules. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. Arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

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          EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A
     GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


          IN WITNESS WHEREOF, and intending to be bound, the parties hereto have executed this Agreement on the dates indicated below.


          ORTEL CORPORATION


DOUGLAS H. MORAIS                       /s/ Morna A. Sanoy
---------------------------------       ---------------------------------
Employee Name (please print)                      Witnessed By

/s/ Douglas H. Morais                   Benefits Manager
---------------------------------       ---------------------------------
Signature                               Title

September 14, 1999                      September 14, 1999
---------------------------------       ----------------------------------
Date                                    Date

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                                                                   EXHIBIT 10.19

                              SEVERANCE AGREEMENT
                              -------------------
                       AND GENERAL RELEASE OF ALL CLAIMS
                       ---------------------------------


                               PAYMENT SCHEDULE


Last Day Worked                                       9/10/99

Use of Paid Time Off                                  9/13/99 - 12/2/99

Six Months Salary Continuance                         12/2/99 through 6/8/2000

Payment of Bonus Related to Sale of
 Wireless Operations                                  1/7/2000

Termination Date                                      6/8/2000

Severance Paid in Lump Sum                            6/9/2000


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